                                   February 14, 1997


Mercator Genetics, Inc.
4040 Campbell Avenue
Menlo Park, California  94025
Attn: President

         Re:  $5,000,000 BRIDGE LINE OF CREDIT

Ladies and Gentlemen:

         This letter agreement ("Agreement") sets forth the terms and conditions of the bridge line of credit (the "Line") that Progenitor, Inc., a Delaware corporation ("Lender"), hereby establishes in favor of Mercator Genetics, Inc., a Delaware corporation ("Borrower"), and to which Borrower hereby agrees as evidenced by Borrower's signing and returning to Lender the enclosed copy of this Agreement:

         1. This Agreement is being entered into in connection with that certain Agreement and Plan of Reorganization dated as of the date hereof among Lender, Borrower and the other party thereto (the "Reorganization Agreement"). Capitalized terms not otherwise defined herein shall have the meanings as defined in the Reorganization Agreement.

         2. Subject to the terms and conditions of this Agreement and the Reorganization Agreement, Lender agrees to make advances in accordance with the terms of the Funding Schedule set forth on SCHEDULE A hereto (any such advance or advances contemplated under Schedule A are collectively referred to as, the "Advances" and, individually as, an "Advance") under the Line to Borrower; provided, however, that the aggregate amount of Advances outstanding to Borrower under the Line shall not exceed $5,000,000 at any time (the "Commitment Amount") except to the extent that the Commitment Amount is increased pursuant to SCHEDULE A hereto, up to an additional $1,600,000 for an aggregate maximum commitment of $6,600,000 (the "Increased Commitment Amount").

         3. All Advances made to Borrower hereunder shall be payable in full on the date (the "Maturity Date") that is the earliest to occur of (i) any acceleration thereof under Paragraph 12 of this Agreement, (ii) the consummation by Borrower of an initial public offering, (iii) the occurrence of a "Change of Control" as defined in SCHEDULE B or (iv) January 15, 1999.

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Mercator Genetics, Inc.
February 14, 1997


         4. Borrower may from time to time upon thirty (30) days' prior written notice to Lender prepay all or any portion of the Advances made to Borrower hereunder. Advances that have been prepaid may be reborrowed, subject to the terms and conditions set forth in this Agreement.

         5. Outstanding Advances under the Line will be evidenced by that certain Convertible Bridge Promissory Note in an original principal amount equal to the Increased Commitment Amount made by Borrower and payable to the order of Lender (the "Mercator Note") prior to the initial Advance under which the outstanding balance of the Advances will be recorded and maintained by Lender on its books.

         6. In order to induce Lender to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents described on Annex I hereto and to make the Advances hereunder, (i) Borrower represents and warrants unto Lender as set forth in SCHEDULE G hereto and
(ii) Borrower makes the covenants and agreements set forth on SCHEDULE F hereto.

         7. Borrower shall pay interest on Advances outstanding under the Line at a fixed rate per annum equal to ten percent (10%). Interest shall accrue from the date of each Advance and shall be payable on the Maturity Date, or on such earlier date, if any, as any Advance or portion thereof is prepaid (to the extent accrued on the amount being prepaid). Interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

         8. Each Advance shall be made to Borrower by wire transfer of immediately available funds to such account as designated by Borrower in the notice of Advance described in Section (ii)(b) of Schedule H of this Agreement. All payments by Borrower to Lender hereunder shall be made by wire transfer of immediately available funds to such account as designated in writing by Lender to Borrower.

         9. Lender's obligation to make Advances to Borrower shall terminate upon the earlier of (i) the closing of the Reorganization and (ii) the Maturity Date, unless earlier terminated pursuant to paragraph 12 of this Agreement. Lender's obligation to make Advances shall also be conditioned upon Borrower's fulfillment to the satisfaction of Lender of the conditions set forth in Schedule H.

         10. All Advances under this Agreement shall be used in accordance with the MGI Budget set forth in SCHEDULE D and the Reorganization Agreement until the earlier of the consummation of the Reorganization or the termination of the Reorganization Agreement in accordance with its terms.


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Mercator Genetics, Inc.
February 14, 1997


         11. All Advances under this Agreement shall be secured under that certain Security Agreement between Borrower and Lender dated as of the date of this Agreement (the "Mercator Security Agreement"). Borrower acknowledges that, contemporaneously herewith, Lender is collaterally assigning to Interneuron Pharmaceuticals, Inc. ("Interneuron"), as collateral security for obligations of Lender to Interneuron, all of its right, title and interest in and to the Loan Documents described on Annex I hereto pursuant to an Assignment and Security Agreement of even date herewith among Borrower, Lender and Interneuron (the "Assignment and Security Agreement"). Borrower hereby consents to such collateral assignment by Lender under the Assignment and Security Agreement.

         12. The occurrence of any Event of Default referred to in SCHEDULE E shall terminate any obligation on the part of Lender to make Advances under this Agreement and, at the option of Lender, shall make all obligations of Borrower to Lender under or in respect of this Agreement and any instrument or agreement required under this Agreement immediately due and payable, in each case without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character (other than the expiration of any applicable cure period with respect to such Event of Default), except that (other than with respect to the Maturity Date, or an Event of Default under paragraphs 4, 5 and 7 in SCHEDULE E) demand for payment shall be required prior to the such obligations of Borrower becoming immediately due and payable.

         13. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between Borrower and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any breach or default thereafter occurring. Any waiver shall be effective only with respect to the subject matter thereof and shall neither imply nor constitute nor obligate Lender to grant a further or continuing waiver with respect to the subject matter so waived or any other subject matter. No amendment to this Agreement shall be effective unless in writing signed by Lender and Borrower. From and after any termination of the Reorganization Agreement for so long as any amounts under this Agreement remain outstanding (and any Series D Preferred Stock issued as a result of conversion of the Mercator Note remains held by Lender), (i) the provisions set forth in SCHEDULE F to this Agreement shall continue to be binding upon Borrower and (ii) Lender shall be entitled to


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Mercator Genetics, Inc.
February 14, 1997


designate one person to serve upon, and Borrower shall cause such person to be elected to serve as a member of, the Board of Directors of Borrower.

         14. Borrower shall pay all reasonable costs and expenses of Lender (including, without limitation, reasonable fees and expenses of Lender's counsel) incurred by Lender in connection with the enforcement of Lender's rights, powers and remedies hereunder and any instruments or agreements executed in connection with this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         16. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

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Mercator Genetics, Inc.
February 14, 1997


         If the above provisions accurately and completely reflect Borrower's understanding of the arrangements described, please so indicate by executing and returning to Lender the enclosed copy of this Agreement.

                             Very truly yours,


                             PROGENITOR, INC.


                             By: /s/ Mark N.K. Bagnall
                                -----------------------------
                             Title: Vice President and Chief Financial Officer
                                    ------------------------------------------
                             Address:   1507 Chambers Road
                                        Columbus, Ohio  43212
                                        Attn: Chief Executive Officer
                             Facsimile: (614) 488-0404



The foregoing is agreed to and
accepted this 14th day of February 1997.

MERCATOR GENETICS, INC.


By:     /s/ Elliott Sigal
    -----------------------------------------
Title:  President and Chief Executive Officer
      ---------------------------------------
Address:   4040 Campbell Avenue
           Menlo Park, California 94025
           Attn: President
Facsimile: (415) 617-0883


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